EXHIBIT 1.1


CASE NAME:
                                                                   ACCRUAL BASIS

CASE NUMBER:                                                        2/13/95

JUDGE:

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORT
                         MONTH ENDING: February 28, 2002

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STAES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY) IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

                                                  Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                    TITLE

James C. Williams                                     March 20, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                           DATE



PREPARER:


                                                   Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF PREPARER                              TITLE

James C. Williams                                      March 20, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF PREPARER                                    DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-1
CASE NUMBER:  01-39776-BJH-11


COMPARATIVE BALANCE SHEET
                                                   SCHEDULE                 MONTH             MONTH            MONTH
                                                   AMOUNT
ASSETS                                                                        Jan. 2002       Feb. 2002

1.       UNRESTRICTED CASH                                                      246,158         368,166
2.       RESTRICTED CASH
3.       TOTAL CASH                                                             246,158         368,166
4.       ACCOUNTS RECEIVABLE (NET)                                              485,225         541,675
5.       INVENTORY
6.       NOTES RECEIVABLE
7.       PREPAID EXPENSES                                                       133,567         103,957
8.       OTHER (ATTACH LIST)
9.       TOTAL CURRENT ASSETS                                                   864,950       1,013,798
10.      PROPERTY, PLANT & EQUIPMENT                                          4,500,302       7,570,735
11.      LESS: ACCUMULATED
         DEPRECIATION / DEPLETION                                             2,764,225       3,018,636
12.      NET PROPERTY, PLANT &
         EQUIPMENT                                                            1,736,077       4,552,099
13.      DUE FROM INSIDERS                                                      (70,968)       (226,180)
14.      OTHER ASSETS - NET OF
         AMORTIZATION (ATTACH LIST)                                             126,842         259,557
15.      OTHER (ATTACH LIST)                                                  1,017,323          76,276
16.      TOTAL ASSETS                                                         3,674,224       5,675,550
POST PETITION LIABILITIES
17.      ACCOUNTS PAYABLE                                                       326,696         373,151
18.      TAXES PAYABLE                                                           31,333         105,707
19.      NOTES PAYABLE
20.      PROFESSIONAL FEES
21.      SECURED DEBT
22.      OTHER (ATTACH LIST)                                                        650             650
23.      TOTAL POSTPETITION
         LIABILITIES                                                            358,679         479,508
PREPETITION LIABILITIES
24.      SECURED DEBT                                                         2,786,354       4,745,838
25.      PRIORITY DEBT                                                           60,090          60,090
26.      UNSECURED DEBT                                                       3,054,070       3,087,862
27.      OTHER (ATTACH LIST)                                                    760,954         849,636
28.      TOTAL PREPETITION LIABILITIES                                        6,661,468       8,743,426
29.      TOTAL LIABILITIES                                                    7,020,147       9,222,934
EQUITY
30.      PREPETITION OWNER'S EQUITY                                         (2,726,032)      (2,726,032)
31.      POSTPETITION CUMULATIVE
         PROFIT OR (LOSS)                                                     (619,891)        (821,352)
32.      DIRECT CHARGES TO EQUITY
         (ATTACH EXPLANATION)
33.      TOTAL EQUITY                                                       (3,345,923)      (3,547,384)
34.      TOTAL LIABILITIES &
         OWNER'S EQUITY                                                       3,674,224       5,675,550



Case Name: Alford Refrigerated Warehouses, Inc.                                         MOR-1

Case No: 01-39776-BJH-11


                                                                 January `02      February `02

14.  Capitalized Professional Fees net of Amortization         $   126,842         $  259,557



15. Investment in Subsidiaries                                 $   941,057         $       10

      Deposits                                                      76,266             76,266
                                                               -----------         ----------
                                                               $ 1,017,323         $   76,276



22. Deferred Revenue                                           $       650         $      650


27. Deferred Income Taxes                                      $   697,039         $  697,039

      Deferred Revenue                                              63,915            152,597
                                                               -----------         ----------
                                                               $   760,954         $  849,636


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-2
CASE NUMBER:  01-39776-BJH-11


INCOME STATEMENT
                                                          MONTH             MONTH             MONTH          QUARTER
                                                                                                              TOTAL
REVENUES                                                January, 2002       February, 2002

1.       GROSS REVENUES                                       316,212         357,161                            673,373
2.       LESS: RETURNS & DISCOUNTS
3.       NET REVENUE                                          316,212         357,161                            673,373
COST OF GOODS SOLD
4.       MATERIAL
5.       DIRECT LABOR
6.       DIRECT OVERHEAD
7.       TOTAL COST OF GOODS SOLD
8.       GROSS PROFIT                                         316,212         357,161                            673,373
OPERATING EXPENSES
9.       OFFICER / INSIDER COMPENSATION                        29,092          22,358                             51,450
10.      SELLING & MARKETING
11.      GENERAL & ADMINISTRATIVE                             379,815         379,229                            759,044
12.      RENT & LEASE                                         154,667         154,667                            309,334
13.      OTHER (ATTACHED)                                                                                             -
14.      TOTAL OPERATING EXPENSES                             563,574         556,254                          1,119,828
15.      INCOME BEFORE NON-OPERATING
         INCOME & EXPENSE                                   (247,362)        (199,093)                          (446,455)
OTHER INCOME & EXPENSES
16.      NON-OPERATING INCOME
         (ATT. LIST)
17.      NON-OPERATING EXPENSE
         (ATT. LIST)
18.      INTEREST EXPENSE                                       (254)          16,032                             15,778
19.      DEPRECIATION / DEPLETION                              33,971          41,136                             75,107
20.      AMORTIZATION                                           2,225           2,789                              5,014
21.      OTHER (ATTACH LIST)
22.      NET OTHER INCOME & EXPENSES                           35,942          59,957                             95,899
REORGANIZATION EXPENSES
23.      PROFESSIONAL FEES
24.      U.S. TRUSTEE FEES                                        250           3,500                              3,750
25.      OTHER (ATTACH LIST)
26.      TOTAL REORGANIZATION
         EXPENSES                                                 250           3,500                              3,750
27.      INCOME TAX                                                 -
28.      NET PROFIT (LOSS)                                  (283,554)        (262,550)                          (546,104)


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-3
CASE NUMBER:  01-39776-BJH-11


CASH RECEIPTS AND DISBURSEMENTS
                                                           MONTH                MONTH             MONTH          QUARTER
                                                                                                              TOTAL
                                                            January, 2002    February, 2002

1.       CASH - BEGINNING OF MONTH                            158,006         246,158                            158,006
RECEIPTS FROM OPERATIONS
2.       CASH SALES                                             1,937           1,186                              3,123
COLLECTION OF ACCOUNTS RECEIVABLES
3.       PREPETITION                                           32,273          27,017                             59,290
4.       POSTPETITION                                         358,974         366,790                            725,764
5.       TOTAL OPERATING RECEIPTS                             393,184         394,993                            788,177
NON-OPERATING RECEIPTS
6.       LOANS & ADVANCES (ATTACH LIST)
7.       SALE OF ASSETS
8.       OTHER (ATTACH LIST)                                                  121,419                            121,419
9.       TOTAL NON-OPERATING RECEIPTS
10.      TOTAL RECEIPTS                                       393,184         516,412                            909,596
11.      TOTAL CASH AVAILABLE                                 551,190         762,570                          1,067,602
OPERATING DISBURSEMENTS
12.      NET PAYROLL                                          138,609         103,896                            242,505
13.      PAYROLL TAXES PAID                                    54,946          43,028                             97,974
14.      SALES, USE & OTHER TAXES PAID
15.      SECURED / RENTAL / LEASES
16.      UTILITIES                                              4,226         167,632                            171,858
17.      INSURANCE                                             32,084          18,005                             50,089
18.      INVENTORY PURCHASES
19.      VEHICLE EXPENSES
20.      TRAVEL                                                   190             231                                421
21.      ENTERTAINMENT
22.      REPAIRS & MAINTENANCE                                 32,040          29,156                             61,196
23.      SUPPLIES                                               5,459           4,216                              9,675
24.      ADVERTISING
25.      OTHER (ATTACH LIST)                                   37,228          24,490                             61,718
26.      TOTAL OPERATING DISBURSEMENTS                        304,782         390,654                            695,436
REORGANIZATION EXPENSES
27.      PROFESSIONAL FEES
28.      U.S. TRUSTEE FEES                                        250           3,750                              4,000
29.      OTHER (ATTACH LIST)
30.      TOTAL REORGANIZATION EXPENSES                            250           3,750                              4,000
31.      TOTAL DISBURSEMENTS                                  305,032         394,404                            699,436
32.      NET CASH FLOW                                        246,158         368,166                            368,166
33.      CASH - END OF MONTH                                  246,158         368,166                            368,168



Case Name: Alford Refrigerated Warehouses, Inc.                                         MOR-3

Case No: 01-39776-BJH-11

                                                                       Jan. 02           Feb. 02

8.  Cash - beginning of month for Hilltop Acquisition                 $     0            $  121,419
    Holding Corporation Case No: 01-39371-SAF-11
    substantively consolidated for February


25. Bank Charges                                                      $   429            $     377

      Licenses & Fees                                                     225                    0

      Employee withholdings for Child Support, Irs Levy,
      401(K), Credit Union, Medical Premiums                           36,574               24,113
                                                                      -------            ---------
                                                                      $37,228            $  24,490


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-4
CASE NUMBER:  01-39776-BJH-11


ACCOUNTS RECEIVABLE ACCOUNTS
                                                                            MONTH                MONTH            MONTH
                                                                           January, 2002      February, 2002

1.       0-30                                                                   264,569         335,966
2.       31-60                                                                   60,438          36,875
3.       61-90                                                                    4,135          18,282
4.       91+                                                                     64,782          60,860
5.       TOTAL ACCOUNTS RECEIVABLE                                              393,924         451,983
6.       AMOUNT CONSIDERED
         UNCOLLECTIBLE
7.       ACCOUNTS RECEIVABLE (NET)                                              393,924         451,983



AGING OF POSTPETITION TAXES AND PAYABLES                                 MONTH:  February, 2002
                                                                                 --------------

TAXES PAYABLE                           0-30 DAYS         31-60 DAYS          61-90 DAYS         91+ DAYS        TOTAL

1.       FEDERAL                                           10,017                 9,777            11,676         31,470
2.       STATE
3.       LOCAL                           22,300            19,800                25,237             6,900         74,237
4.       OTHER
         (ATTACH LIST)
5.       TOTAL TAXES
         PAYABLE                         22,300            29,817                35,014            18,576        105,707

6.       ACCOUNTS PAYABLE                37,844             8,281                                                 46,125


STATUS OF POSTPETITION TAXES                                                    MONTH: February, 2002
                                                                                       --------------

                                                         BEGINNING           AMOUNT            AMOUNT           ENDING
                                                            TAX            WITHHOLDING          PAID             TAX
FEDERAL                                                  LIABILITY         ON ACCOUNT                         LIABILITY

1.       WITHHOLDING**
2.       FICA-EMPLOYEE**
3.       FICA-EMPLOYER**
4.       UNEMPLOYMENT
5.       INCOME                                              31,470                                             31,470
6.       OTHER (ATTACH LIST)
7.       TOTAL FEDERAL TAXES                                 31,470                                             31,470
STATE AND LOCAL
8.       WITHHOLDING
9.       SALES
10.      EXCISE
11.      UNEMPLOYMENT
12.      REAL PROPERTY                                     51,937            22,300                             74,237
13.      PERSONAL PROPERTY
14.      OTHER (ATTACH LIST)
15.      TOTAL STATE & LOCAL                               51,937            22,300                             74,237
16.      TOTAL TAXES                                       83,407            22,300                            105,707


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.
** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                           ACCRUAL BASIS-5
CASE NUMBER:  01-39776-BJH-11                              MONTH: February, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #1        Account #2        Account #3

A.       BANK                                           Comerica          Comerica          Compass
B.       ACCOUNT NUMBER                                1880803067        1880803091         39798085            Total
C.       PURPOSE (TYPE)                                   DIP               Cash            General
                                                                         Collateral

1.       BALANCE PER BANK STATEMENT                      93,477           128,849              3,162
2.       ADD: TOTAL DEPOSITS NOT
         CREDITED
3.       SUBTRACT OUTSTANDING CHECKS                     29,701                                 250
4.       OTHER RECONCILING ITEMS                                                             (3,334)           (3,334)
5.       MONTH END BALANCE PER BOOKS                     63,776           128,849              (422)
6.       NUMBER OF LAST CHECK WRITTEN                     40209             60000             28524


INVESTMENT ACCOUNTS
                                                        DATE OF            TYPE OF          PURCHASE      CURRENT
BANK ACCOUNT NAME & NUMBER                              PURCHASE         INSTRUMENT           PRICE         VALUE

7.                                                                                                              --
8.                                                                                                              --
9.                                                                                                              --
10.                                                                                                             --
TOTAL INVESTMENTS                                                                                               --

CASH
     CURRENCY ON HAND

     TOTAL CASH END OF MONTH



CASE NAME:  Alford Refrigerated Warehouses, Inc.           ACCRUAL BASIS-5

CASE NUMBER:  01-39776-BJH-11                              MONTH: February, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #4         Account #5        Account #6       TOTAL

A.    BANK                                              Compass            Compass           Compass

B.    ACCOUNT NUMBER                                   050-1289-3          39796740           88069048
C.    PURPOSE                                           General             Medical            General

1.    BALANCE PER BANK STATEMENT                          775                 0                425
2.    ADD: TOTAL DEPOSITS NOT CREDITED
3.    SUBTRACT OUTSTANDING CHECKS                                            180
4.    OTHER RECONCILING ITEMS
5.    MONTH END BALANCE PER BOOKS                         775               (180)              425
6.    NUMBER OF LAST CHECK WRITTEN


INVESTMENT ACCOUNTS

BANK ACCOUNT NAMES & NUMBER                          DATE OF                     TYPE OF   PURCHASE         CURRENT
                                                   PURCHASE                   INSTRUMENT    PRICE            VALUE

7.
8.
9.
10.
TOTAL INVESTMENTS

CASH
      CURRENCY ON HAND

      TOTAL CASH END OF MONTH


CASE NAME:  Alford Refrigerated Warehouses, Inc.           ACCRUAL BASIS-5

CASE NUMBER:  01-39776-BJH-11                              MONTH: February, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #7         Account #8        Account #9       TOTAL

A.    BANK                                              Compass            Compass           Compass

B.    ACCOUNT NUMBER                                   1880803026          1880803075        1880803083
C.    PURPOSE                                            DIP              GE Cash Coll.       FWCS Cash

1.    BALANCE PER BANK STATEMENT                         112,320              70,770             1,568      411,346
2.    ADD: TOTAL DEPOSITS NOT CREDITED
3.    SUBTRACT OUTSTANDING CHECKS                                             12,283                         42,414
4.    OTHER RECONCILING ITEMS
5.    MONTH END BALANCE PER BOOKS                        112,320              58,487             1,568      365,598
6.    NUMBER OF LAST CHECK WRITTEN                          1034                1014             30000


INVESTMENT ACCOUNTS

BANK ACCOUNT NAMES & NUMBER                          DATE OF                     TYPE OF   PURCHASE         CURRENT
                                                   PURCHASE                   INSTRUMENT    PRICE            VALUE

7.
8.
9.
10.
TOTAL INVESTMENTS                                                                                                 0

CASH
      CURRENCY ON HAND                                                                                           2,568

      TOTAL CASH END OF MONTH                                                                                  368,166


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-6
CASE NUMBER:  01-39776-BJH-11                             MONTH:  February, 2002



PAYMENTS TO INSIDERS AND PROFESSIONALS
-----------------------------------------------------


OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID
TO INSIDERS (AS DEFINED IN SECTION 101(31) (A)-(F) OF THE U.S. BANKRUPTCY CODE)
AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF
COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE,
TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

                               INSIDERS
                                         TYPE OF                 AMOUNT         TOTAL PAID
                                         PAYMENT                  PAID           TO DATE

1.    J. C. Williams                        Salary                8,984           33,796
2.    K. R. Mcginnis                        Salary                7,375           27,479
3.    J. Y. Robichaud                       Salary                6,000           20,000
4.
5.

TOTAL PAYMENTS TO                                                22,359           81,275
INSIDERS

                            PROFESSIONALS
                                     DATE OF COURT         AMOUNT                    AMOUNT    TOTAL         TOTAL
NAME                                 AUTHORIZED            APPROVED                   PAID    PAID TO       INCURRED
                                     PAYMENT                                                   DATE         & UNPAID

1.
2.
3.
4.
5.

TOTAL PAYMENTS
TO PROFESSIONALS

*INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

                                     SCHEDULED             AMOUNTS                      TOTAL
           NAMED CREDITOR            MONTHLY               PAID DURING                 UNPAID
                                     PAYMENTS DUE          MONTH                     POSTPETITION

1.         AFCO                              1,577                1,577            4,433
2.         Cananwill, Inc.                  10,325               12,906           47,958
3.         Republic Group                    2,351                3,522           17,814
4.
5.
6.         TOTAL                                                 18,005           70,205



CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-7
CASE NUMBER:  01-39776-BJH-11                             MONTH:  February, 2002


QUESTIONNAIRE

                                                                                               YES              NO

1.         HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE
           NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?                                                     X
2.         HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER
           THAN A DEBTOR IN POSSESSION ACCOUNT?                                                 X
3.         ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR
           LOANS) DUE FROM RELATED PARTIES?                                                                     X
4.         HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES
           THIS REPORTING PERIOD?                                                               X
5.         HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE
           DEBTOR FROM ANY PARTY?                                                                               X
6.         ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?                                                         X
7.         ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST
           DUE?                                                                                                 X
8.         ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?                                                     X
9.         ARE ANY OTHER POSTPETITION TAXES PAST DUE?                                                           X
10.        ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS
           DELINQUENT?                                                                                          X
11.        HAVE ANY PREPETITION TAXES BEEN PAID DURING THE
           REPORTING PERIOD?                                                                                    X
12.        ARE ANY WAGE PAYMENTS PAST DUE?                                                                      X


IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES," PROVIDE A DETAILED
EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY.
See Attached


INSURANCE
                                                                                               YES              NO

1.         ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND
           OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?                                       X
2.         ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                               X
3.         PLEASE ITEMIZE POLICIES BELOW.


IF THE ANSWER TO ANY OF THE ABOVE  QUESTIONS  IS "NO," OR IF ANY  POLICIES  HAVE
BEEN  CANCELLED  OR  NOT  RENEWED  DURING  THIS  REPORTING  PERIOD,  PROVIDE  AN
EXPLANATION BELOW. ATTACH ADDITIONAL SHEETS IF NECESSARY.

All premiums to the carriers are paid, installments to the finance company for CGL & worker's comp. insurance are not paid current.


       TYPE OF POLICY          CARRIER                        PERIOD COVERED                PAYMENT AMOUNT
                                                                                            -------------
Property                      Chubb                         03/22/01 - 03/22/02           $141,194/Yr
Excess Property               Gulf                          03/22/01 - 03/22/02             30,000/Yr
Boiler & Mach                 Travelers                     03/22/01 - 03/22/02             11,292/Yr
CGL                           Republic                      08/01/01 - 08/01/02             19,912/Yr
Commercial Umb.               Republic                      08/01/01 - 08/01/02              6,329/Yr
Worker's Comp                 United Nat'l                  09/12/01 - 09/12/02            113,924/Yr




Case Name: Alford Refrigerated Warehouses, Inc.                           MOR-7

Case No: 01-39776-BJH-11



2. The Debtor uses a payroll service, ADP, which drafts the withholding taxes automatically from the Debtor's bank account. Debtor is waiting for ADP to change the drafting instructions to the DIP account.

4. Payments have been made for insurance financing installments. Payments are detailed on MOR-6